EXHIBIT 5.1

	ATTORNEYS AT LAW	Broomfield, CO 720 566-4000

	4401 Eastgate Mall San Diego, CA 92121-1909 Main 858 550-6000 Fax 858 550-6420	Palo Alto, CA 650 843-5000 Reston, VA 703 456-8000 San Francisco, CA 415 693-2000
www.cooley.com

August 12, 2003	BARBARA L. BORDEN (858) 550-6064 bordenbl@cooley.com

PACIFICARE HEALTH SYSTEMS, INC.
5995 Plaza Drive
Cypress, CA 90630

Ladies and Gentlemen:

You have requested our opinion with respect to certain matters in connection with the filing by PACIFICARE HEALTH SYSTEMS, INC., a Delaware corporation (the “Company”), of a Registration Statement on Form S-8 (the “Registration Statement”) with the Securities and Exchange Commission, covering the offering of an aggregate of up to 750,066 shares of the Company’s Common Stock, $.01 par value (the “Shares”), issuable pursuant to the Company’s Amended and Restated 1996 Stock Option Plan for Officers and Key Employees, as amended (the “Option Plan”).

In connection with this opinion, we have examined and relied upon the Registration Statement, the Option Plan, the Company’s Certificate of Incorporation and Bylaws, as amended, and the originals or copies certified to our satisfaction of such records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. We have assumed the genuineness and authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares, when issued and sold in accordance with the Option Plan, the Registration Statement and the related prospectus, will be validly issued, fully paid and nonassessable (except as to shares issued pursuant to certain deferred payment arrangements, which will be fully paid and nonassessable when such deferred payments are made in full).

We consent to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

Cooley Godward LLP

By: /s/ Barbara L. Borden
Barbara L. Borden